UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2004

Internet America, Inc.

(Exact name of registrant as specified in its charter)

Texas	000-25147	86-0778979
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Dallas Center

350 N. St. Paul Street

Suite 3000

Dallas, Texas 75201

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code: (214) 861-2500

Not applicable

(Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS.

On August 10, 2004, Internet America, Inc., a Texas corporation (the “Company”), announced that its Board of Directors had approved a Shareholder Rights Plan (the “Plan”). A copy of the Rights Agreement dated August 9, 2004, between the Company and American Stock Transfer & Trust Company, as Rights Agent, the Form of Right Certificate, the Summary of Rights to Purchase Common Shares and the press release announcing the adoption of the Plan are filed as Exhibits 4.1, 4.2, 4.3, and 99.1, respectively, and are incorporated herein by reference.

ITEM 7. FINANCIAL INFORMATION, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)	Exhibits.

Exhibit No.	Description

4.1	Rights Agreement dated August 9, 2004, between the Company and American Stock Transfer & Trust Company, as Rights Agent

4.2	Form of Right Certificate

4.3	Summary of Rights to Purchase Common Shares

99.1	Press release of the Company dated August 10, 2004, announcing the adopting of the Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNET AMERICA, INC.

By:	/s/ William E. Ladin, Jr.
William E. Ladin, Jr.
President and Chief Executive Officer

Date:  August 10, 2004

INDEX TO EXHIBITS

Exhibit No.	Description

4.1	Rights Agreement dated August 9, 2004, between the Company and American Stock Transfer & Trust Company, as Rights Agent

4.2	Form of Right Certificate

4.3	Summary of Rights to Purchase Common Shares

99.1	Press release of the Company dated August 10, 2004, announcing the adopting of the Plan